ALTAIR NANOTECHNOLOGIES INC.

INCORPORATED UNDER THE LAWS OF CANADA

NUMBER
CERT.9999

SHARES
9,000,000********
****9,000,000********
*****9,000,000*******
******9,000,000******
*******9,000,000*****

THIS CERTIFIES THAT

* SPECIMEN *

CUSIP: 021373204
ISIN: CA0213732047

is the registered owner of

* NINE MILLION AND 00/100 *

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF

ALTAIR NANOTECHNOLOGIES INC.

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney on surrender of this Certificate properly endorsed.

This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed by its duly authorized officers

DATED: JANUARY 01, 2009

COUNTERSIGNED AND REGISTERED by
Equity Financial Trust Company Toronto, Ontario, Canada as
Main Transfer Agent and Registrar
or
Registrar and Transfer Company, Cranford, NJ, USA as
Co-Transfer Agent

Terry M. Copeland
President and Chief Executive Officer

John Fallini
Chief Financial Officer

By ____________________
AUTHORIZED OFFICER

The Shares represented by this Certificate are transferable at the offices of Equity Financial Trust Company, Toronto, Ontario, Canada, and at the offices of Registrar and Transfer Company, Cranford, NJ, USA.

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